Exhibit 10.4

ISLE OF CAPRI CASINOS, INC.
DEFERRED BONUS PLAN
Code Section 409A Compliance Amendment

Whereas, Isle of Capri Casinos, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), maintains the Deferred Bonus Plan, which plan was first established as of April 26, 1998, and subsequently amended from time to time (the “Plan”);

Whereas, such Plan now constitutes a “deferred compensation” arrangement within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and must be amended to comply with the final regulations promulgated thereunder;

Now, Therefore, the Plan shall be amended as follows, such amendment to be effective as of January 1, 2009, or at the earlier time or times set forth below.

1.                                      Bonus Deferrals and Payments:

Section 2 of the Plan shall be amended and restated in its entirety as follows:

“2.                                 The Deferred Bonus:

(a)                                  No portion of any Cash Bonus shall be subject to deferral hereunder.

(b)                                 Any Cash Bonus previously deferred hereunder (a “Deferred Bonus”) shall be paid in the form of a single-sum upon the earlier of:

i.                                          An Eligible Employee’s death or Disability;

ii.                                       The fifth anniversary of the last day of the Company’s fiscal year immediately preceding the Bonus Award Date; or

iii.            The occurrence of an Extraordinary Transaction, provided that if such transaction does not also constitute a “change in control” within the meaning of Code Section 409A and the regulations promulgated hereunder, payment shall be made upon the earlier of (x) the occurrence of a Separation From Service in connection with such transaction or during the 24-month period thereafter, or (y) as otherwise provided herein.

(c)                                  Notwithstanding the generality of the foregoing, effective for any payment made on or after January 1, 2005, if an Eligible Employee is a Specified Employee as of his or her Separation Date, the commencement of any payment made on account of his or her Separation From Service, as determined in accordance with Code Section 409A, shall be delayed until the first business day of the seventh whole calendar month following his or her Separation Date. In the event of any delay required hereunder, payment shall be made without liability for interest or loss of investment opportunity thereon.”

2.                                      Compliance Definitions:

Notwithstanding any provision of the Plan to the contrary, the following Section 16 shall be added to the Plan to read in its entirety as follows, effective as of January 1, 2005:

“16.                           Compliance Definitions.  Capitalized terms used herein shall have the meanings ascribed to them below; in the event of a conflict between a definition included herein and the same or a similar term defined elsewhere in the Plan, the terms of this Section 16 shall govern.

(a)                                  The term “Disability” shall mean that an Eligible Employee, by reason of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, (i) has been receiving income replacement benefits for a period of not less than three months under a separate long-term disability plan or policy maintained by the Company or an Affiliate, or (ii) is unable to engage in any substantial gainful employment.

(b)                                 The term “Specified Employee” shall be determined in accordance with Code Section 409A and shall generally mean that an Eligible Employee is a ‘key employee’ of the Company or an Affiliate within the meaning of Code Section 416(i), (ii) or (iii), but determined without regard to paragraph (i)(5) thereof, as of his or her Separation Date. An Eligible Employee who satisfies such requirement as of a December 31st shall be considered a Specified Employee hereunder during the 12-month period commencing on the immediately following April lst.

(c)                                  The term “Separation Date” or “Separation From Service” shall mean the later of the date on which (a) an Eligible Employee’s employment with the Company and its affiliates ceases, or (b) the Company and such Eligible Employee reasonably anticipate that the Eligible Employee will perform no further services for the Company and its affiliates, whether as a common law employee or independent contractor. Notwithstanding the foregoing, an Eligible Employee may be deemed to incur a Separation Date if he or she continues to provide services to the Company or an affiliate, provided such services are not more than 20% of the average level of services performed by such Eligible Employee, whether as an employee or independent contractor, during the immediately preceding 36-month period.”

This 409 Compliance Amendment was adopted this 22nd day of December, 2008, to be effective as of the date or dates set forth herein.

Isle of Capri Casinos, Inc.:

By:	/s/ R. Ronald Burgess

Its:	SVP, Human Resources

Date:	12/22/08